Exhibit 99.1 CalciMedica Developing First-in-Class Therapies for Acute Inflammatory Diseases with High Unmet Need June 2023

Forward-Looking Statements This presentation contains forward-looking statements which include, but are not limited to, statements regarding CalciMedica’s business strategy and clinical development plans; the design and potential benefits of CalciMedica’s product candidates; CalciMedica’s ongoing and planned clinical trials; and the timing for CalciMedica’s receipt and announcement of data from its clinical trials. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. CalciMedica’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the impact of fluctuations in global financial markets on CalciMedica’s business and the actions it may take in response thereto; CalciMedica’s ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for CalciMedica’s product candidates; results from clinical trials may not be indicative of results that may be observed in the future; potential safety and other complications from CalciMedica’s product candidates; economic, business, competitive, and/or regulatory factors affecting the business of CalciMedica generally; CalciMedica’s ability to protect its intellectual property position; and the impact of government laws and regulations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in CalciMedica’s most recently filed periodic report, and subsequent periodic reports filed by CalciMedica, under the Securities Exchange Act of 1934, as amended, from time to time and available at www.sec.gov. These documents can be accessed on CalciMedica’s web page at calcimedica.com. These forward-looking statements are based on information available to, and expectations of, CalciMedica of the date of this presentation. CalciMedica disclaims any obligation to update these forward-looking statements, except as may be required by law. 2 Confidential

CalciMedica is Building a Leading Company Dedicated to Treating Life-threatening

Differentiated Technology	Proprietary technology targeting CRAC channel inhibition to develop first-in-class therapies for life-threatening inflammatory diseases with high unmet need
Compelling Proof-of-Concept Data	Auxora has been studied in **four completed efficacy trials**, demonstrating positive and consistent clinical results and favorable safety profile
Attractive Lead Indication	~100K target patient population in acute pancreatitis represents a potential $1B+ U.S. market opportunity, with no approved therapies
Next Clinical Milestones	**Acute Pancreatitis (AP)** Phase 2b Data; **Asparaginase-Induced Pancreatic Toxicity (AIPT)** Phase 1/2 Data; **Acute Kidney Injury (AKI)** IND/Phase 2 (Trial pending additional funding)
Strong IP	Composition of matter (2036), formulation (2038), and methods of use (2036-2041+) worldwide patent protection

CalciMedica

CRAC: Calcium release-activated calcium

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Differentiated Pipeline Addressing Significant Unmet Patient Needs 4 Confidential

Market Opportunity for Auxora Across Acute Inflammatory Diseases

AP with SIRS	AIPT	AKI Stages 2 & 3
100K Patients	**300 Patients**	**1.1M Patients**

• **No approved therapies**
• SOC primarily supportive care
• Disease progression:
  ○ Severe AP
  ○ Pancreatic necrosis
  ○ Mortality
	• **No approved therapies**
	• Ultra-orphan pediatric indication
	• Potentially PRV eligible
	• Accelerated approval opportunity
	• Disease progression:
	  ○ Pancreatic necrosis in 50%
		• **No approved therapies**
		• SOC primarily supportive care
		• Disease progression:
		  ○ Chronic kidney disease
		  ○ End stage renal disease
		  ○ Mortality

Patient figures represent estimated numbers of annual U.S. cases

CalciMedica

AP with SIRS: Acute Pancreatitis with systemic inflammatory response syndrome; **AIPT:** Asparaginase-Induced Pancreatic Toxicity; **PRV**: Priority Review Voucher; **AKI**: Acute Kidney Injury; **SOC**: Standard of Care
Sources: Primary Market Research, KOLs, Healthcare Cost and Utilization Project, Pancreatitis Foundation

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Auxora’s MOA Addresses Multiple Acute Inflammatory Diseases

Overactivation of CRAC Channels: Immune System Activation and Tissue Cell Injury 7 Confidential

Final Concontration of Zegocractin in Blood Assay (nM) Proprietary IV Formulation Provides Rapid Onset of Action Without Long- Term Risk of Immune-Suppression Auxora IV Formulation: Ideal Characteristics for Acute Care Setting Relationship of Pharmacodynamic Readout with Assay Concentration of Zegocractin in Human (Mean ± SEM, n = 4 AP patients) 50 600 500 40 400 30 300 20 200 10 -57% 100 0 0 Pre-dose 0.5 hr post Day 2 Discharge Rapid onset of immunomodulatory action reaches peak by the end of 4-hour infusion Recovery within 24-48 hours of dosing may limit the potential for immunosuppression 8 Confidential Zegogractin is the active pharmaceutical ingredient in Auxora Fold Over Baseline IL-2 in the Ex Vivo Whole Blood Assay

Auxora Has Demonstrated Biological Activity and Favorable Safety Profile in Two Ongoing and Four Completed Phase 2 Trials

Population	Trial Size	Results
Pancreas		
Asparaginase-Associated Pancreatitis	N=9	• Trial ongoing, preliminary results show rapid resolution of pain and food tolerance
Acute Pancreatitis	N=216 Planned	• Trial ongoing
Acute Pancreatitis*	N=7	• Target engagement of CRAC channels in peripheral lymphocytes
Acute Pancreatitis* Accompanied by SIRS and Hypoxemia	N=21	• Rapid increase in patients tolerating solid diet (potential trial pivotal endpoint) • >2 day reduction in hospital stay and 50% reduction SIRS
Lung		
COVID-19 with **Respiratory Failure** on LFO_2 and HFNC	N=314	• 56% statistically significant decrease in mortality at Day 30 • 33% reduction in ventilation • >2-day shorter hospital stay • 40% reduction in reported acute kidney injury
COVID-19 with **Respiratory Failure** on IMV	N=9	• Open-label trial with varying doses showing pharmacodynamic response

CalciMedica

* Completed Phase 1 trials in healthy volunteers showed no evidence of dose-dependent safety or tolerability findings through 365 days

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Auxora for Acute Pancreatitis

Significant Unmet Need in Treatment of Acute Pancreatitis

U.S. Hospitalizations per Year From Acute Pancreatitis: ~275,000

~40% of patients have SIRS at presentation
High risk for moderate to severe disease

Patients with SIRS+: ~110,000

Small percentage of patients missed
Misdiagnosis, timing constraint, or other

Target Patients: ~100,000

Target population is in-hospital patients with SIRS; currently no approved therapy

CalciMedica

SIRS: Systemic inflammatory response syndrome
Fletcher Spaght Market Research Report (2016)

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Potential to Offer Significant Clinical Benefits to Patients with Predicted Severe AP 1. Fluid resuscitation Current standard of care is 2. Enteral nutrition for food tolerance 3. Antibiotics for infection limited to supportive therapy 4. Minimally invasive therapy for local complications Patient Journey: 48-72 hours 2 Weeks 4 Weeks 6 Weeks 40% Transient organ failure and moderately severe AP Mortality <5% Predicted Severe 70% Sterile necrosis; Mortality 10% Walled-off Pancreatitis Persistent organ failure and severe AP pancreatic Mortality 15-20% 30% Infected necrosis; Mortality 30% necrosis Adoption of Auxora potentially driven by 1. Reduction in organ failure 2. Reduction in pancreatic necrosis Three Auxora infusions in the first 72 hours 3. Earlier food tolerance 4. Fewer days in hospital or ICU 12 Confidential Adapted from N Engl J Med 2016;375:1972-81. DOI: 10.1056/NEJMra1505202 12 PROGRESSION AUXORA

Acute Pancreatitis Phase 2a Clinical Trial Safety, tolerability, and efficacy trial for various doses of Auxora compared to standard of care 13 Confidential

Positive Phase 2a Results on Potential Pivotal Trial Primary Endpoints Rapid Increase in Patients Tolerating Solid Diet >2 Fewer Days Spent in Hospital Potential Pivotal Trial Primary Endpoint Median Hospital Stay 100 SOC patients (n=7) 6.0 days 93% 90 Auxora-treated patients (n=14) 3.7 days 80 70 Only Auxora Patients Improved on CTSI Scores 60 Moderate to Severe CTSI Scores 50% 50 43% SOC patients (n=4) 0/4 40 Auxora-treated patients (n=8) 3/8 30 20 50% Reduction in Persistent SIRS 14% 14% 7% 10 Patients with Persistent SIRS 0 SOC patients (n=7) 5/7 Auxora Standard of Care (n = 14) (n = 7) Auxora-treated patients (n=14) 5/14 24 hours 72 hours Discharge SIRS: systemic inflammatory response syndrome 14 Confidential CTSI: CT Severity Index 14 % of Patients Tolerating Solid Diet

CARPO Phase 2b Clinical Trial in Acute Pancreatitis Ongoing with Data Expected 1H 2024 15 Confidential

Potential to Offer Significant Clinical Benefits to Children with Asparaginase-Induced Pancreatic Toxicity

3,000+
children with acute lymphoblastic leukemia (ALL) treated with chemotherapeutic asparaginase in U.S. annually

→

7-10%
of ALL patients develop asparaginase-induced pancreatic toxicity (AIPT) as a result of asparaginase treatment

→

50%+
of patients with AIPT develop pseudocyst or pancreatic necrosis, which can be a life-threatening conditions

↓

Auxora has potential to rapidly resolve AIPT with improvement in food tolerance and pain while preventing development of further complications such as pancreatic necrosis

CalciMedica

Sources: Liu C, Yang W, Devidas M, et al. Clinical and Genetic Risk Factors for Acute Pancreatitis in Patients With Acute Lymphoblastic Leukemia. J Clin Oncol. 2016. Abaji R, Gagne V, Xu CJ, et al. Whole-exome sequencing identified genetic risk factors for asparaginase-related complications in childhood ALL patients. Oncotarget. 2017;8: 43752- 43767. Rank C, Wolthers B, Grell K, et al. Asparaginase-associated pancreatitis in acute lymphoblastic leukemia: results from the NOPHO ALL2008 treatment of patients 1-45 years of age. J Clin Oncol. 2019 38:145-154.

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Proof-of-Concept Ongoing in AIPT Pediatric Patients Receiving Auxora Had Rapid Resolution of Pain and Food Tolerance • CRSPA Phase 1/2 Trial in Pediatric Asparaginase-Induced Pancreatic Toxicity (AIPT) – Investigator-initiated, open-label trial being conducted at St. Jude Children’s Research Hospital • Trial Status – Assess the safety in pediatric patients with acute lymphoblastic leukemia (ALL) who have developed AIPT – Estimate the efficacy of Auxora to prevent pseudocyst or necrotizing pancreatitis in pediatric patients with AIPT – Cohort 1 complete; trial being expanded to additional sites and additional patients being enrolled • Preliminary Results – 8 patients received four daily infusions of Auxora and had rapid resolution of pain and food tolerance – 1 patient received less than a single infusion of Auxora and developed pancreatic necrosis Data release planned for 4Q23 17 Confidential 1 St. Jude historical database??

Auxora for Acute Kidney Injury

Early Treatment with Auxora Could Offer Significant Benefits to AKI Patients and Prevent Disease Progression 1. Fluid Resuscitation / Diuretics Current standard of care is 2. Nutrition limited to supportive therapy 3. Correction of underlying cause Disease Progression without Early Intervention Post Injury 7 Days 90 Days Acute End-stage Chronic Acute Kidney Injury Kidney Disease Kidney Disease Renal Disease ~3.7MM AKI hospitalizations annually (U.S.) Adoption of Auxora to potentially be driven by: 71% 17% 12% 1. Reduced need for dialysis Stage 1 Stage 2 Stage 3 2. Reduced risk of mortality ↑ sCr 1.5x ↑ sCr 2x ↑ sCr 3x 3. Greater recovery of renal function Auxora Target Market 1 1.1MM Patients 1) Source: https://www.hcup-us.ahrq.gov/reports/statbriefs/sb231-Acute-Renal-Failure-Hospitalizations.pdf Criteria: Based on RIFLE staging criteria for AKI classification; Serum creatinine increase over baseline 19 Confidential sCr: Serum Creatinine

Improved GFR* and Decreased Inflammatory Cell Infiltrates Within 24 Hours in AKI Model A single dose of Auxora or placebo was administered 30 min after bilateral kidney ischemia/reperfusion Mononuclear Cells in Kidney of GFR in Rats After Rats after Ischemia/Reperfusion Kidney Ischemia/Reperfusion 7 1.5×10 0.6 *p < 0.042 by t test *p = 0.0053 by t test 7 1×10 0.4 6 5×10 0.2 0.0 0 Placebo Auxora Placebo Auxora Data courtesy of David Basile, PhD, Indiana University 20 Confidential *GFR: Glomerular filtration rate GFR (ml/min/100g BW) Mononuclear Cells/Gm Kidney

Phase 2 CARDEA Trial Showed 40% Reduction in Reported Acute Kidney Injury in COVID Pneumonia Patients Ang-2/Tie2 results in endothelial inflammation Ang-1/Tie2 signaling maintains vascular integrity with resulting endothelial cell activation and increased endothelial permeability Angiopoietin-1 Levels Angiopoietin-2 Levels Increase Significantly with Auxora Decrease Significantly with Auxora (Means ± SEM) (Means ± SEM) 8000 250 p = 0.0107* ns* p = 0.0107* 6000 0 4000 -250 ns* 2000 -500 0 -750 * ANCOVA model * ANCOVA model -2000 -1000 Placebo Auxora Placebo Auxora 21 Confidential Change in Angiopoietin-1 from Screening to 96 hours (pg/mL) Change in Angiopoietin-2 from Screening to 96 hours (pg/mL)

Auxora for Acute Respiratory Distress Syndrome

Clinical Evidence in Phase 2 COVID-19 Pneumonia and Ventilated Patients Demonstrate Promising Data in Respiratory Failure CARDEA Phase 2 Trial Complete • 56% reduction in mortality at Day 30 (p=0.023) Severe and Critical COVID-19 • 33% reduction ventilation (p=0.18) Pneumonia Patients • Three-day shorter hospital stay (p=0.09) N=284 Trial Ongoing; Data Analysis Underway Phase 2 • Reduction in inflammatory cell-type gene expression by COVID-19 Ventilated Patients macrophages in lungs N=9 • No reduction in mitochondrial and ribosomal gene expression Data Analysis of Biomarker and Mechanism-of-Action in Ventilated Patients to Inform Development Plan for ARDS 23 Confidential

CARDEA Phase 2 Trial Auxora in Severe COVID-19 Pneumonia 24 Confidential

CARDEA Phase 2 Positive Results on Key Endpoints Reduction in Mortality and Ventilator Use in COVID-19 Pneumonia Patients 25 Confidential

Platform Applications for CRAC Channel Inhibition

Preclinical Results Supporting Other Indications

Indication	Intended Formulation	Preclinical Observations	Next Steps
Chronic Pancreatitis (CP)	Oral	*In vivo* efficacy in a mouse model of CP using CM5480* (Submitted for publication)	Confirm with lead oral candidate
Acute Ulcerative Colitis (AUC)	IV	*In vivo* efficacy of zegocractin in a mouse model of inflammatory bowel disease (Letizia et al., 2022)	Ongoing discussions investigators about potential clinical trials
Allergic Asthma	IV or Inhaled	*In vivo* efficacy of zegocractin in a mouse model of allergic asthma (Kahlfuss et al., 2022)	Pursue strategic partnership
Traumatic Brain Injury (TBI)	IV or Oral	In vivo efficacy of CM5480 in a mouse model of TBI (Mizuma et al., 2018)	Confirm results with lead oral compound or Auxora

CalciMedica

*CM5480 is a CalciMedica portfolio compound

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Anticipated Milestones

Existing Cash Provides Runway through 2H24 With Key Clinical Readouts by 1H24

Acute Pancreatitis	Phase 2b Data Expected in 1H24 Phase 3 Initiation Expected in 2024
Asparaginase-Induced Pancreatic Toxicity	Initial First Cohort Data Release Expected in 4Q23 Trial Expansion Underway
Acute Kidney Injury	IND filing Expected in 2H23 Phase 2 Clinical Trial Initiation 1H24 (pending funding)
ARDS	Phase 2 Data in Ventilated COVID Patients Publication Expected in 2H23 Will inform the development plan for ARDS

CalciMedica

AIPT: Asparaginase-Induced Pancreatic Toxicity
ARDS: Acute respiratory distress syndrome

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